EXHIBIT 23

                               CONSENT OF KPMG LLP

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                                                                      Exhibit 23

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Sound Federal Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-93215 and 333-112816) of our reports dated June 8, 2006 with respect to (i) the consolidated balance sheets of Sound Federal Bancorp, Inc. and subsidiary as of March 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2006, and (ii) management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2006 and the effectiveness of internal control over financial reporting as of March 31, 2006, which reports appear in the March 31, 2006 Annual Report on Form 10-K of Sound Federal Bancorp, Inc.

/s/ KPMG LLP

Stamford, Connecticut
June 13, 2006